Exhibit 32.1

           CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Foamex L.P. and Foamex Capital Corporaton on Form 10-Q/A for the period ending September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas E. Chorman, Chief Executive Officer of Foamex L.P. and Foamex Capital Corporation., certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Foamex L.P. and Foamex Capital Corporation.

Foamex L.P.                                     Foamex Capital Corporation



/s/ Thomas E. Chorman                           /s/ Thomas E. Chorman
---------------------------------               ---------------------------
Thomas E. Chorman                               Thomas E. Chorman
President Chief Executive Officer               President
January 22, 2004